Exhibit 99.1

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Statement of Operations

	Three Months Ended March 31,
(in thousands, except share data)	2004	2003

Revenues [1]	$3,627,815	$3,223,981
Cost of revenues [1]	3,406,028	3,014,368

Gross profit	221,787	209,613
Selling, general and administrative	95,244	101,786

Operating income	126,543	107,827

Other (expense) income:
Undistributed loss from joint venture	(1,340)	(1,539)
Interest income	824	868
Interest expense	(12,710)	(10,702)

	(13,226)	(11,373)

Income before income taxes	113,317	96,454
Provision for income taxes	43,354	36,805

Income before cumulative effect of accounting change	69,963	59,649
Cumulative effect of accounting change, net of tax	-	(1,028)

Net income	$69,963	$58,621

Basic earnings per share:
Before cumulative effect of accounting change	$0.90	$0.77
Cumulative effect of accounting change	-	(0.01)

Net income	$0.90	$0.76

Weighted average number of common shares
outstanding during the period - Basic EPS	77,333	77,547

Diluted earnings per share:
Before cumulative effect of accounting change	$0.89	$0.75
Cumulative effect of accounting change	-	(0.01)

Net income	$0.89	$0.74

Weighted average number of common shares
outstanding during the period - Diluted EPS	78,571	79,075

[1] Excludes estimated retail pharmacy co-payments of $1,400,225 and $1,333,683, respectively. These are amounts we instructed retail pharmacies to collect from members. We have no information regarding actual co-payments collected.

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Balance Sheet

(in thousands, except share data)	March 31, 2004	December 31, 2003

Assets
Current assets:
Cash and cash equivalents	$300,857	$396,040
Receivables, net	1,092,043	1,011,154
Inventories	128,603	116,375
Deferred taxes	17,156	15,346
Prepaid expenses and other current assets	23,287	21,220

Total current assets	1,561,946	1,560,135
Property and equipment, net	177,783	177,312
Goodwill, net	1,699,010	1,421,493
Other intangible assets, net	259,056	232,059
Other assets	21,847	18,175

Total assets	$3,719,642	$3,409,174

Liabilities and Stockholders' Equity
Current liabilities:
Claims and rebates payable	$1,224,384	$1,178,321
Accounts payable	253,999	232,290
Accrued expenses	216,549	215,797
Current maturities of long-term debt	22,084	-

Total current liabilities	1,717,016	1,626,408
Long-term debt	582,947	455,018
Other liabilities	141,422	133,755

Total liabilities	2,441,385	2,215,181

Stockholders' equity:
Preferred stock, $0.01 par value per share, 5,000,000 shares authorized,
and no shares issued and outstanding	-	-
Common Stock, $0.01 par value per share, 181,000,000 shares
authorized, and 79,786,000 and 79,795,000 shares issued and
outstanding, respectively	797	798
Additional paid-in capital	476,707	484,663
Unearned compensation under employee compensation plans	(22,728)	(23,302)
Accumulated other comprehensive income	3,655	3,638
Retained earnings	934,513	864,550

	1,392,944	1,330,347
Common Stock in treasury at cost, 1,855,000 and 2,223,000
shares, respectively	(114,687)	(136,354)

Total stockholders' equity	1,278,257	1,193,993

Total liabilities and stockholders' equity	$3,719,642	$3,409,174

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Statement of Cash Flows

	Three Months Ended March 31,
(in thousands)	2004	2003

Cash flows from operating activities:
Net income	$69,963	$58,621
Adjustments to reconcile net income to net cash
provided by operating activities excluding the effect of the acquisition:
Depreciation and amortization	15,705	13,163
Non-cash adjustments to net income	21,764	11,629
Net changes in operating assets and liabilities	(9,647)	11,023

Net cash provided by operating activities	97,785	94,436

Cash flows from investing activities:
Purchases of property and equipment	(7,739)	(9,195)
Acquisition, net of cash acquired, and investment in joint venture	(331,810)	2,804
Other	(905)	7

Net cash used in investing activities	(340,454)	(6,384)

Cash flows from financing activities:
Proceeds from long-term debt	675,000	-
Repayment of long-term debt	(525,000)	(25,000)
Treasury stock acquired	(9,891)	-
Deferred financing fees	(6,029)	-
Net proceeds from employee stock plans	13,541	1,939

Net cash provided by (used in) financing activities	147,621	(23,061)

Effect of foreign currency translation adjustment	(135)	896

Net (decrease) increase in cash and cash equivalents	(95,183)	65,887
Cash and cash equivalents at beginning of period	396,040	190,654

Cash and cash equivalents at end of period	$300,857	$256,541